Exhibit 10.10

Agreement on behalf of equity holders

Party A:  Jinlin Guo

Address: Xixiang JiaHua Park E-16 Bao An District Shenzhen Guangdong

ID number: 43292819700811001X

Party B: Meicui Liu

Address: 2nd class Shatian Cun Hongfa Xu Xiantian Hunan

ID number: 43292819450716502X

After friendly consultation, the two sides reached the following consensus:

1 Commissioned content:

Party B shall on behalf of Party A to hold the 830,000 shares of AIVtech International Group Co., Ltd, and on behalf of Party A to exercise the relevant rights of shareholders. Party B agrees to entrust voluntarily.

2 Delegated authority:

Party B should exercise relevant rights of shareholders in his/her own name, be named on the register of shareholders, take part in the company activities, collect dividends or bonus on behalf of Party A, attend the shareholders meeting and vote.

3 Rights and obligations:

Party A as the actual investors, has the right to practice and get the appropriate return on investment , Party B does not enjoy the right to dispose of any gain formed by the investment .

In the commissioning period, Party A has the right to transfer the relevant shares to himself or to the third person appointed by himself. Party B shall unconditionally agree. In the commissioning period, Party A shall bear the related costs, taxes and stockholder registration fee which generated from the activity of Party B on behalf of Party A.

Party A as the actual stock owner, has the right to supervise and redress fiduciary improper Behavior of Party B, and request Party B to compensate for the losses caused by improper Behavior.

Settlement of disputes

When the disputes happen during the performance of this Agreement, Party A and Party B should have a consultation with each other first, if still can not settle the disputes, then should prosecute through the People's Court of Shenzhen City.

Others

1.           This Agreement in duplicate, one belongs to Party A, the other belongs  to Party B, this two agreements have the same legal effect.

2.           This Agreement become effective since the day that both Party signed the Agreement.

Signature:

/s/ Jinlin Guo

/s/ Meicui Liu

2010-5-5